Exhibit 99.1

Analog Devices Reports Second Quarter Fiscal 2019 Results with Revenue and EPS at the High-End of Guidance

•	Revenue of $1.53 billion led by strong growth in our communication applications across multiple markets

•	B2B revenue increased year-over-year for the 12th consecutive quarter

•	Operating Cash Flow of $2.4 billion and Free Cash Flow of $2.1 billion on a trailing twelve months basis

•	Returned over $300 million to shareholders in the second quarter through dividends and share repurchases

NORWOOD, Mass.--(BUSINESS WIRE)--May 22, 2019--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its second quarter of fiscal 2019, which ended May 4, 2019.

“We continue to execute exceptionally well in an uncertain environment,” said Vincent Roche, President and CEO. “Revenue and EPS came in at the high-end of our guidance, led by strong growth in our communication applications across multiple markets. All told, B2B revenue increased year-over-year for the 12th consecutive quarter.”

“The world around us remains volatile and uncertain, but when I take a step back and look past the geopolitical noise, I am confident that the macrotrends propelling our markets forward are creating unprecedented demand for the technologies we provide. We remain well-positioned to continue to deliver sustainable profitable growth and strong shareholder returns over the long-term.”

Performance for the Second Quarter of Fiscal 2019

Results Summary
(in millions, except per-share amounts and percentages)

	Three Months Ended
	May 4, 2019	May 5, 2018 (1)	Change
Revenue	$1,527	$1,564	(2)%
Gross margin	$1,034	$1,072	(4)%
Gross margin percentage	67.7%	68.6%	(90 bps)
Operating income	$470	$503	(7)%
Operating margin	30.8%	32.1%	(130 bps)
Diluted earnings per share	$0.98	$1.06	(8)%
Adjusted Results
Adjusted gross margin	$1,077	$1,117	(4)%
Adjusted gross margin percentage	70.6%	71.5%	(90 bps)
Adjusted operating income	$634	$675	(6)%
Adjusted operating margin	41.5%	43.2%	(170 bps)
Adjusted diluted earnings per share	$1.36	$1.50	(9)%

Cash Generation
(in millions, except percentages)

	Three Months Ended	Trailing Twelve Months
	May 4, 2019	May 4, 2019
Net cash provided by operating activities	$671	$2,378
% of revenue (1)	44%	39%
Capital expenditures	$(75)	$(304)
Free cash flow	$596	$2,074
% of revenue (1)	39%	34%

Cash Return
(in millions)

	Three Months Ended	Trailing Twelve Months
	May 4, 2019	May 4, 2019
Dividend paid	$(200)	$(735)
Stock repurchases	(102)	(525)
Total cash returned	$(302)	$(1,260)

(1) Prior year balances have been restated to reflect the adoption of the new revenue recognition standard in the first quarter of fiscal 2019.

Outlook for the Third Quarter of Fiscal Year 2019

Our third quarter guidance takes into account the estimated impact on ADI from the U.S. Government’s recently announced export restrictions on a large communications company.  At this time, we have ceased shipments of products to that company, and we are currently reviewing our ability to resume shipments under the recently announced temporary general license.

For the third quarter of fiscal 2019, we are forecasting revenue of $1.45 billion, +/- $50 million. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 29.7%, and adjusted operating margins of approximately 40.5%. We are planning for reported EPS to be $0.86, +/- $0.07, and adjusted EPS to be $1.22, +/- $0.07.

Our third quarter fiscal 2019 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.54 per outstanding share of common stock. The dividend will be paid on June 11, 2019 to all shareholders of record at the close of business on May 31, 2019.

Conference Call Scheduled for Today, Wednesday, May 22, 2019 at 10:00 am ET

ADI will host a conference call to discuss our second quarter fiscal 2019 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 4736779, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition-related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2, restructuring related expense3 and tax related items4 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above, discrete tax items including tax expense or benefit related to prior periods, tax expense or benefit related to the impact of the Tax Cuts and Jobs Act of 2017, and uncertain tax positions. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rate based on current tax law; higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

For more information, please contact: Mr. Michael Lucarelli, Director of Investor Relations, Analog Devices, Inc. 781-461-3282 (phone); investor.relations@analog.com (email).

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 4, 2019	May 5, 2018 (2)	May 4, 2019	May 5, 2018 (2)
Revenue	$1,526,602	$1,563,502	$3,067,703	$3,130,372
Cost of sales (1)	492,510	491,112	993,955	986,299
Gross margin	1,034,092	1,072,390	2,073,748	2,144,073
Operating expenses:
Research & development (1)	285,846	289,472	573,228	578,069
Selling, marketing and general and administrative (1)	163,128	172,146	330,470	349,054
Amortization of intangibles	107,261	107,129	214,585	214,148
Special charges	8,162	1,089	29,944	58,407
Total operating expenses	564,397	569,836	1,148,227	1,199,678
Operating income	469,695	502,554	925,521	944,395
Nonoperating expense (income):
Interest expense	59,701	64,792	118,429	132,822
Interest income	(2,928)	(1,912)	(5,616)	(4,004)
Other, net	4,525	(451)	4,365	105
	61,298	62,429	117,178	128,923
Income before income tax	408,397	440,125	808,343	815,472
Provision for income taxes	40,460	39,797	85,400	121,904
Net income	$367,937	$400,328	$722,943	$693,568

Shares used to compute earnings per share - basic	369,246	370,384	368,974	369,685
Shares used to compute earnings per share - diluted	373,342	374,778	372,912	374,430
Basic earnings per common share	$0.99	$1.08	$1.95	$1.87
Diluted earnings per common share	$0.98	$1.06	$1.93	$1.84

(1) Includes stock-based compensation expense as follows:
Cost of sales	$5,389	$3,820	$10,473	$8,041
R&D	$19,567	$22,018	$38,492	$41,746
Selling, marketing and G&A	$15,273	$13,076	$27,657	$27,029
(2) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	May 4, 2019	November 3, 2018 (1)
Cash & cash equivalents	$713,601	$816,591
Accounts receivable	685,978	639,717
Inventories	608,085	586,760
Other current assets	72,825	69,058
Total current assets	2,080,489	2,112,126
Net property, plant and equipment	1,211,467	1,154,328
Investments	74,277	68,583
Goodwill	12,250,370	12,252,604
Intangible assets, net	4,489,182	4,778,192
Deferred tax assets	1,610,109	9,665
Other	60,431	62,868
Total assets	$21,776,325	$20,438,366

Other current liabilities	$990,870	984,748
Debt, current	374,165	67,000
Long-term debt	5,612,365	6,265,674
Deferred income taxes	2,228,822	990,409
Other non-current liabilities	827,845	862,362
Shareholders' equity	11,742,258	11,268,173
Total liabilities & equity	$21,776,325	$20,438,366

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	May 4, 2019	May 5, 2018 (1)	May 4, 2019	May 5, 2018 (1)
Cash flows from operating activities:
Net Income	$367,937	$400,328	$722,943	$693,568
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	59,142	56,589	117,435	113,004
Amortization of intangibles	142,233	142,954	284,525	285,004
Stock-based compensation expense	40,229	38,914	76,622	76,816
Non-cash portion of special charge	—	—	4,367	—
Deferred income taxes	(37,495)	(28,037)	(21,843)	(705,640)
Other non-cash activity	11,736	3,342	18,429	10,104
Changes in operating assets and liabilities	87,100	104,404	(159,829)	634,326
Total adjustments	302,945	318,166	319,706	413,614
Net cash provided by operating activities	670,882	718,494	1,042,649	1,107,182
Percent of revenue	43.9%	46.0%	34.0%	35.4%
Cash flows from investing activities:
Additions to property, plant and equipment	(75,209)	(53,900)	(166,202)	(117,122)
Payments for acquisitions, net of cash acquired	—	(52,339)	—	(52,339)
Change in other assets	637	249	(4,585)	(1,029)
Net cash used for investing activities	(74,572)	(105,990)	(170,787)	(170,490)

Cash flows from financing activities:
Proceeds from debt	—	743,778	—	743,778
Proceeds from revolver	—	—	75,000	—
Payments on revolver	—	—	(75,000)	—
Debt repayments	(250,000)	(1,200,000)	(350,000)	(1,620,000)
Dividend payments to shareholders	(199,501)	(178,282)	(377,217)	(345,001)
Repurchase of common stock	(101,522)	(21,978)	(328,615)	(29,908)
Proceeds from employee stock plans	67,678	27,745	86,907	65,557
Contingent consideration payment	(3,000)	(542)	(4,000)	(542)
Change in other financing activities	(2,575)	(866)	(2,144)	7,945
Net cash used for financing activities	(488,920)	(630,145)	(975,069)	(1,178,171)
Effect of exchange rate changes on cash	347	(3,392)	217	158

Net increase (decrease) in cash and cash equivalents	107,737	(21,033)	(102,990)	(241,321)
Cash and cash equivalents at beginning of period	605,864	827,550	816,591	1,047,838
Cash and cash equivalents at end of period	$713,601	$806,517	$713,601	$806,517

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	May 4, 2019			May 5, 2018 (1)
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$763,455	50%	(6)%	$810,732	52%
Automotive	249,765	16%	—%	250,919	16%
Consumer	153,745	10%	(32)%	227,077	15%
Communications	359,637	24%	31%	274,774	18%
Total revenue	$1,526,602	100%	(2)%	$1,563,502	100%

	Six Months Ended
	May 4, 2019			May 5, 2018 (1)
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,488,077	49%	(6)%	$1,590,445	51%
Automotive	511,319	17%	(1)%	515,791	16%
Consumer	362,966	12%	(26)%	491,711	16%
Communications	705,341	23%	32%	532,425	17%
Total revenue	$3,067,703	100%	(2)%	$3,130,372	100%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 4, 2019	May 5, 2018 (1)	May 4, 2019	May 5, 2018 (1)
Gross margin	$1,034,092	$1,072,390	$2,073,748	$2,144,073
Gross margin percentage	67.7%	68.6%	67.6%	68.5%
Acquisition related expenses	43,255	44,743	88,750	88,519
Adjusted gross margin	$1,077,347	$1,117,133	$2,162,498	$2,232,592
Adjusted gross margin percentage	70.6%	71.5%	70.5%	71.3%

Operating expenses	$564,397	$569,836	$1,148,227	$1,199,678
Percent of revenue	37.0%	36.4%	37.4%	38.3%
Acquisition related expenses	(112,824)	(123,196)	(222,656)	(241,174)
Acquisition related transaction costs	—	(3,871)	—	(12,607)
Restructuring related expense	(8,162)	(1,089)	(29,944)	(58,407)
Adjusted operating expenses	$443,411	$441,680	$895,627	$887,490
Adjusted operating expenses percentage	29.0%	28.2%	29.2%	28.4%

Operating income	$469,695	$502,554	$925,521	$944,395
Operating margin	30.8%	32.1%	30.2%	30.2%
Acquisition related expenses	156,079	167,939	311,406	329,693
Acquisition related transaction costs	—	3,871	—	12,607
Restructuring related expense	8,162	1,089	29,944	58,407
Adjusted operating income	$633,936	$675,453	$1,266,871	$1,345,102
Adjusted operating margin	41.5%	43.2%	41.3%	43.0%

Provision for income taxes	$40,460	$39,797	$85,400	$121,904
Income tax on non discrete tax items above	22,740	5,163	47,640	17,144
Income tax on prior period tax liabilities	—	(624)	—	(624)
Income tax of uncertain tax positions	—	3,750	—	3,750
Income tax one time transitional tax	—	—	7,500	(687,061)
Income tax on deferred tax recalibration	—	—	5,060	639,698
Adjusted provision for income taxes	$63,200	$48,086	$145,600	$94,811

Income before income taxes	408,397	440,125	808,343	815,472
Effective tax rate	9.9%	9.0%	10.6%	14.9%
Acquisition related expenses	156,079	167,939	311,406	329,693
Acquisition related transaction costs	—	3,871	—	12,607
Restructuring related expense	8,162	1,089	29,944	58,407
Adjusted income before income taxes	$572,638	$613,024	$1,149,693	$1,216,179
Adjusted tax rate	11.0%	7.8%	12.7%	7.8%

Diluted EPS	$0.98	$1.06	$1.93	$1.84
Acquisition related expenses	0.42	0.45	0.84	0.88
Acquisition related transaction costs	—	0.01	—	0.03
Restructuring related expense	0.02	—	0.08	0.16
Income tax on non discrete tax items above	(0.06)	(0.01)	(0.13)	(0.05)
Income on prior period tax liabilities	—	—	—	—
Income of uncertain tax positions	—	(0.01)	—	(0.01)
Income tax one time transitional tax	—	—	(0.02)	1.83
Income tax on deferred tax recalibration	—	—	(0.01)	(1.71)
Adjusted diluted EPS (2)	$1.36	$1.50	$2.69	$2.96
(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
(2) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	May 4, 2019	May 4, 2019	Feb 2, 2019	Nov 3, 2018	Aug. 4, 2018
Revenue (1)	$6,162,020	$1,526,602	$1,541,101	$1,536,128	$1,558,189
Net cash provided by operating activities	$2,377,828	$670,882	$371,767	$714,441	$620,738
% of Revenue	39%	44%	24%	47%	40%
Capital expenditures	$(303,956)	$(75,209)	$(90,993)	$(86,004)	$(51,750)
Free cash flow	$2,073,872	$595,673	$280,774	$628,437	$568,988
% of Revenue	34%	39%	18%	41%	37%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending Aug. 3, 2019
	Reported	Adjusted
Revenue	$1.45 Billion	$1.45 Billion
	(+/- $50 Million)	(+/- $50 Million)
Operating margin	29.7%	40.5% (1)
	(+/-100 bps)	(+/-70 bps)
Tax rate	13% to 15%	13% to 15% (2)
Earnings per share	$0.86	$1.22 (3)
	(+/- $0.07)	(+/- $0.07)

(1) Includes $157 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $22 million of tax effects associated with the adjustment for acquisition related expenses above.
(3) Includes $0.36 of adjustments related to the net impact of $0.42 of acquisition related expenses and $0.06 of tax effects on those acquisition related expenses.

CONTACT:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Director of Investor Relations
investor.relations@analog.com